Exhibit 3.3

AMREIT, INC.

ARTICLES OF AMENDMENT

THIS IS TO CERTIFY THAT:

FIRST: The Articles of Amendment and Restatement (the “Charter”) of AmREIT, Inc., a Maryland corporation (the “Corporation”), are hereby amended to change the designation of the Corporation’s shares of Common Stock, $0.01 par value per share, to shares of Class A Common Stock, $0.01 par value per share. All references in the Charter to “Common Shares” are hereby changed to “Class A Common Shares.”

SECOND: The Charter is hereby further amended to provide that, immediately after the acceptance of these Articles of Amendment for record (the “Effective Time”) by the State Department of Assessments and Taxation of Maryland, every two Class A Common Shares, $0.01 par value per share, of the Corporation, which were issued and outstanding immediately prior to the Effective Time, shall be changed into one issued and outstanding Class A Common Share, $0.02 par value per share, of the Corporation.

THIRD: The amendments to the Charter as set forth above have been duly approved by at least a majority of the entire Board of Directors as required by law. The amendments set forth herein are made without action by the stockholders of the Corporation, pursuant to Section 2-605(a)(2) and 2-309(e) of the Maryland General Corporation Law.

FOURTH: There has been no increase in the authorized shares of stock of the Corporation effected by the amendments to the Charter as set forth above.

FIFTH: The undersigned acknowledges these Articles of Amendment to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

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IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its Chairman and Chief Executive Officer and attested to by its Secretary on this          day of         , 2012.

ATTEST:		AmREIT, Inc.

By:		By:		(SEAL)
	Name: Chad C. Braun	Name:	H. Kerr Taylor
	Title: Secretary	Title:	Chairman and Chief Executive Officer